Exhibit 16.1

June 14, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Atlas Growth Partners, L.P.

File No. 000-55603

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Atlas Growth Partners, L.P. dated June 14, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd